EXHIBIT 10.24
                              CONSULTING AGREEMENT

         AGREEMENT, dated as of the 9th day of August, 1999, by and between JENNA LANE, INC., a Delaware corporation with an office at 1407 Broadway, Suite 2400, New York, NY 10018 (the "Corporation") and MITCHELL DOBIES, with an address at 5 Whistler Way, Marlboro, NJ 07094 (the "Consultant").

                              W I T N E S S E T H :

         WHEREAS, the Corporation and the Consultant are parties to that certain Employment Agreement, dated as of January 30, 1997 (the "Employment Agreement"); and

         WHEREAS, the Corporation and the Consultant desire to terminate the Employment Agreement and replace it in its entirety by the terms and conditions hereof, except as expressly provided otherwise herein; and

         WHEREAS, the Corporation desires to retain Consultant to provide the advisory services to the Corporation described herein, and Consultant is willing to be retained by the Corporation to provide such services to the Corporation, all in accordance with the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

         1. RETENTION OF CONSULTANT; DUTIES. The Corporation hereby retains Consultant to furnish, and Consultant hereby agrees to furnish, consulting services to the Corporation to assist the Corporation in completing an orderly transition to oversight by third parties of the responsibilities of Consultant under the Employment Agreement, and such other services as the Corporation shall reasonably require. Consultant shall furnish such services in such manner as shall reasonably be requested by the Corporation, shall be reasonably available to Corporation representatives, and shall at all times act in accordance with all applicable laws, rules and regulations.

         2. TERM. The retention of Consultant by the Corporation hereunder shall commence on and as of September 3, 1999 (the "Commencement Date") and shall terminate on January 30, 2000, provided, that the Corporation may terminate this Agreement on thirty (30) days' prior written notice to Consultant. This Agreement shall be automatically renewed for additional six (6) month year periods unless one party has provided at least thirty (30) days' written notice of nonrenewal prior to the expiration of the then applicable term.



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         3.    INDEPENDENT CONTRACTOR. Consultant at all times shall act and be an independent contractor, and in no event shall Consultant nor any of his employees or agents be deemed to be an officer, employee, agent or representative of the Corporation by virtue of Consultant's retention hereunder except as expressly provided herein.

         4. REMUNERATION. During the term of this Agreement, the Corporation agrees to pay Consultant an amount equal to $2,884.62 per week, payable at the same time as the Corporation shall pay its senior executives their regular base salary.

         5. TERMINATION OF EMPLOYMENT AGREEMENT. The parties agree that the Employment Agreement be, and it hereby is, terminated in all respects effective as of the Commencement Date, including without limitation all right or interest in the Bonus Pool or any payments or other consideration to be received upon termination of Consultant's employment pursuant to the Employment Agreement. Notwithstanding the foregoing, (i) the Company agrees to continue full health insurance coverage for Consultant and his dependents, or if such coverage is unavailable, to reimburse him for his COBRA payments during the term hereof pursuant to such coverage,
               (ii) all the provisions of Section 5 of the Employment Agreement (entitled "Non-competition, Confidentiality and Inventions") shall remain in effect, and it shall be presumed that Consultant's termination of employment shall have occurred on the Commencement Date; and (iii) the Corporation shall continue to reimburse Consultant for reasonable business expenses incurred on behalf of the Corporation against invoices therefor. Consultant agrees that, during the term hereof, he shall not accept any employment or engagement whatsoever, paid or unpaid, other than his engagement hereunder, and that it shall be considered a material breach of the terms hereof for Consultant not to honor the provisions of this sentence. The parties agree that any breach of the terms of the previous sentence shall permit the Corporation to have all rights that it may have upon a breach of the provisions of Section 5 of the Employment Agreement.

         6. CHANGE IN OFFICER TITLE. Consultant hereby resigns as President and Treasurer of the Corporation, and agrees to accept the office of Vice-Chairman of the Corporation if so elected by the Board of Directors during the term hereof.

         7. RETENTION OF OPTIONS. The Corporation agrees that all options to purchase Corporation common stock, whether incentive or non-incentive, vested or not, shall be retained by Consultant, and shall vest in accordance with their terms, provided, that no condition relating to Consultant's employment with the Corporation shall apply with respect to termination of such options.

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         8.    SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other party.

         9. MISCELLANEOUS. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws rules thereunder. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersede any and all prior agreements and understandings of the parties with respect thereto. This Agreement may be amended, modified, or supplemented only by a written instrument signed by both of the parties hereto. The provisions hereof shall be severable, so that the unenforceability or illegality of any one provision shall not affect the enforceability or legality of any other provision hereof. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                   JENNA LANE, INC.

                                                   By: /s/ Charles Sobel
                                                       ------------------------
                                                            Charles Sobel,
                                                       Executive Vice President


                                                      /s/ Mitchell Dobies
                                                      -------------------------
                                                           MITCHELL DOBIES